Exhibit 3.65
CCL HISTORICAL, INC.
AMENDED AND RESTATED BY-LAWS
APRIL 22, 2005
           These Amended and Restated By-Laws (these “By-Laws”) are subject to, and governed by, the General Corporation Law of the State of Delaware and the Amended and Restated Certificate of Incorporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”) of CCL Historical, Inc., a Delaware corporation (the “Corporation”).
ARTICLE I
OFFICES
     Section  1. Registered Office. The registered office of the Corporation shall be at such place in the State of Delaware as shall be designated by the Board of Directors of the Corporation (the “Board of Directors”).
     Section 2. Principal Office. The principal office for the transaction of the business of the Corporation shall be at such location, within or without the State of Delaware, as shall be designated by the Board of Directors.
     Section 3. Other Offices. The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may otherwise require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
     Section 1. Annual Meetings. All annual meetings of the stockholders of the Corporation (the “Stockholders”) for the election of directors of the Corporation (the “Directors”), and to transact such other business as may properly be brought before the meeting, shall be held each calendar year at such date, place, and time, within or without the State of Delaware, as the Board of Directors shall determine by resolution. Meetings of Stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
     Section 2. Notice of Annual Meeting. Written notice of the annual meeting of the Stockholders, stating the time and place of the meeting, and the means of remote communications if any, by which Stockholders and proxy holders may be deemed present in person and vote at such meeting, shall be given to each Stockholder entitled to vote thereat at least 10 days before the date of the meeting.
     Section 3. Stockholders List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at said election, arranged in alphabetical order with the address of and the number of shares entitled to vote held by each such Stockholder.

Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting, during ordinary business hours at the principal place of business of the Corporation. If the meeting is to be held at a place, then such list shall be produced and kept at the time and place of the meeting during the whole time thereof, and subject to the inspection of any Stockholder who may be present. If the meeting is to be held solely by means of remote communication, then such list shall be made available and open to the examination of any Stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
     Section 4. Special Meetings. Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by applicable law or by the Certificate of Incorporation, may be called by the President and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of Stockholders owning a majority of the outstanding capital stock of the Corporation entitled to vote at such special meeting. Such request shall state the purpose or purposes of the proposed meeting.
     Section 5. Notice of Special Meeting. Written notice of a special meeting of the Stockholders, stating the time, place and object thereof, and the means of remote communications, if any, by which Stockholders and proxy holders may be deemed present in person and vote at such meeting, shall be given to each Stockholder entitled to vote thereat, at least 10 days before the date fixed for the meeting. Business transacted at any special meeting of Stockholders shall be limited to the purposes stated in the notice therefor.
     Section 6. Quorum/Adjournment. At all meetings of the Stockholders, the holders of a majority of the outstanding capital stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business, except as otherwise provided by applicable law or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the Stockholders, the Stockholders entitled to vote thereat, present, in person or represented by proxy, shall have power to adjourn the meeting from time to time, until a quorum shall be present or represented, without notice other than announcement at the meeting at which the adjournment is taken of the time and place, and the means of remote communications, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.
     Section 7. Vote Required. When a quorum is present at any meeting of the Stockholders, the vote of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by any express provision of applicable law, the Certificate of Incorporation or any agreement by which the

Corporation is duly bound, a different vote is required, in which case such express provision shall govern and control the decision of such question.
     Section 8. Voting Rights/Proxies. Each Stockholder shall at every meeting of the Stockholders be entitled to one vote in person or by proxy for each share of the capital stock of the Corporation entitled to vote thereat held by such Stockholder. Each Stockholder entitled to vote at a meeting of Stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. At each meeting of the Stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the secretary or a person designated by the secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.
     Section 9. Voting of Certain Shares. Shares standing in the name of another corporation, domestic or foreign, and entitled to vote may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine. Shares standing in the name of a deceased person, a minor or an incompetent and entitled to vote may be voted by his or her administrator, executor, guardian or conservator, as the case may be, either in person or by proxy. Shares standing in the name of a trustee, receiver or pledgee and entitled to vote may be voted by such trustee, receiver or pledgee either in person or by proxy as provided by applicable law.
     Section  10. Attendance By Other Means. Stockholders (acting for themselves or through a proxy) may participate in and hold any meeting of such Stockholders by means of a telephone conference or similar communications equipment by which each Stockholder (or their proxy) participating in the meeting can hear each other, and participation in any meeting pursuant to this Section 10 of this Article II shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
     Section 11. Action By Written Consent. Any action required to be taken at any annual or special meeting of Stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such Stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the Stockholders who signed the consent or consents, shall be signed by the holders of outstanding capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to the officer or agent of the Corporation having custody of the book or books in which proceedings of meetings of the Stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing, and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders or members to take the action were delivered to the Corporation as provided in the General Corporation Law of the State of Delaware. Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the Stockholders at a meeting thereof.
     Section 12. Presiding Person At Meetings. The President shall preside at all regular or special meetings of the Stockholders. To the maximum extent permitted by applicable law, such presiding person shall have the power to set procedural rules, including, but not limited to, rules respecting the time allotted to Stockholders to speak, governing all aspects of the conduct of such meetings.
ARTICLE III
DIRECTORS
     Section 1. Management of Corporation. Subject to the provisions of the Management Transition Agreement dated as of April 22, 2005 (the “Transition Agreement”), the business of the Corporation shall be managed by and under its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by applicable law or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the Stockholders.
     Section 2. Number, Election and Term of Office. Subject to the provisions of the Transition Agreement, the initial Board of Directors shall consist of Joseph Steinberg, Ian M. Cumming, David Larsen and Thomas Gravina (whose duties and responsibilities shall be subject to the provisions of the Transition Agreement). Subject to the provisions of the Transition Agreement, the Board of Directors shall thereafter consist of such number of Directors as the Board of Directors may from time to time thereafter determine, provided that the Board of Directors shall at all times consist of at least one Director. The Directors shall be elected at the annual meeting of the Stockholders except as provided in Section 3 of this Article III, and each Director so elected shall hold office until his successor is elected and qualified. Directors need not be Stockholders.
     Section 3. Resignations and Vacancies. Except as otherwise provided in the Transition Agreement, any director may resign at any time by giving written notice to the Board of Directors or to the President. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If, at any other time than the annual meeting of the Stockholders, any vacancy occurs in the Board of Directors caused by resignation, death, retirement, disqualification or removal from office of any Director, newly created directorships resulting from any increases in the authorized number of Directors or otherwise, such vacancy may be filled by a majority of the Directors then in office, though less than a quorum, or by the sole remaining Director, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner displaced pursuant to applicable law, the Certificate of Incorporation or these By-Laws.

     Section 4. Removal. Except as otherwise provided in the Certificate of Incorporation or the Transition Agreement, a director or the entire board of directors may be removed, with or without cause, by the affirmative vote of the holders of a majority of the outstanding capital stock of the Corporation then entitled to vote at an election of Directors.
MEETINGS OF THE BOARD OF DIRECTORS
     Section 5. Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.
     Section 6. Annual Meeting. The Board of Directors shall hold an annual meeting immediately following each annual meeting of the Stockholders at such place as such annual meeting of the Stockholders is held and no notice of such meeting shall be necessary to the Directors in order legally to constitute such meeting of the Board of Directors, provided a quorum shall be present thereat. In the event such meeting of the Board of Directors is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors.
     Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the President or by the Secretary on the written request of a majority of the Board of Directors. Written notice of special meetings of the Board of Directors shall be given to each Director at least one day before the date of the meeting.
     Section 8. Regular Meetings/Notice of Meetings. Regular meetings, other than the annual meeting, of the Board of Directors may be held upon notice to all Directors at such time and at such place as shall from time to time be determined by resolution of the Board of Directors. Special meetings of the Board of Directors may be called on notice to each Director, either orally, personally, by telephone, by mail or by facsimile transmission not less than forty-eight (48) hours before the date of the meeting. Any Director may waive notice of any meeting. Except as otherwise provided by law or by these By-Laws, a Director’s attendance at a regular or special meeting shall constitute a waiver of notice of such meeting.
     Section 9. Quorum, Vote and Adjournment. At all meetings of the Board of Directors a majority of the total number of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or any agreement by which the Corporation is duly bound. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
     Section 10. Communications Equipment. Directors of the Corporation may participate in and hold any meeting of the Board of Directors or any committee thereof by means of a telephone conference or similar communications equipment by which each Director of the Corporation participating in the meeting can hear each other, and participation in any meeting pursuant to this Section 10 of this Article III shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
     Section 11. Action By Written Consent. Whenever the vote of the Board of Directors or any committee of the Board of Directors at a meeting thereof is required or permitted to be taken in connection with a corporate action by any provision of applicable law or of the Certificate of Incorporation, the meeting and vote of the Board of Directors or such committee, as the case may be, may be dispensed with, if all of the Directors or all of the Directors who are members of such committee shall consent in writing or by electronic transmission to such corporate action being taken and such writing or electronic transmission is filed with the minutes of the proceedings of the Board of Directors or such committee, as applicable.
     Section 12. Presiding Officer. The presiding officer at any meeting of the Board of Directors shall be the President or any Director elected chairman by vote of a majority of the Directors present at the meeting.
     Section 13. Representation of Shares of Other Corporations. Any and all shares of any other corporation or corporations standing in the name of this Corporation shall be voted, and all rights incident to such shares shall be exercised, by the Chairman, or any other person authorized by the Board of Directors of this Corporation, in such manner as is expressly authorized by resolution adopted by the Board of Directors of this Corporation.
COMMITTEES OF DIRECTORS
     Section 14. Committees. The Board of Directors may, by resolution, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution, subject to applicable law, shall have any of and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.
     Section 15. Quorum and Manner of Acting — Committees. The presence of a majority of the members of any committee shall constitute a quorum for the transaction of business at any meeting of such committee, and the act of a majority of those present shall be necessary for the taking of any action thereat.
     Section 16. Committee Chairman, Books and Records, Etc. The chairman of each committee shall be selected from among the members of the committee by the Board of Directors.
          (a) Each committee shall keep a regular minutes of its acts and proceedings, and all actions of each committee shall be reported to the Board of Directors at its next meeting.
          (b) Each committee shall fix its own rules of procedure not inconsistent with these By-Laws or the resolution of the Board of Directors designating such committee and shall meet at such times and places and upon such call or notice as shall be provided by such rules.

COMPENSATION OF DIRECTORS
     Section 17. Compensation. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees of the Board of Directors may be allowed like compensation for attending committee meetings.
ARTICLE IV
NOTICES
     Section 1. Manner of Notice. Notices to Directors and Stockholders shall be in writing and delivered personally, electronically, express overnight courier or by first class mail to the Directors or Stockholders (as applicable) at their physical or electronic addresses appearing on the books of the Corporation. Notice by express overnight courier, mail or electronic means shall be deemed to be given at the time when the same shall be delivered to the overnight courier, mailed or transmitted. Notice to Directors may also be given orally by telephone or in person and by facsimile, in which case such notice shall be deemed to be given upon such oral communication or the facsimile transmission thereof.
     Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of applicable law, the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
ARTICLE V
OFFICERS
     Section 1. Officers. The officers of the Corporation shall be appointed by the Board of Directors and shall consist of a President, a Secretary and a Treasurer. Except as otherwise provided herein, the Board of Directors may also appoint one or more Vice Presidents and one or more assistant Secretaries and Assistant Treasurers. Two or more offices may be held by the same person, provided that no person may simultaneously serve as the President and the Secretary of the Corporation. The Board of Directors may choose not to fill any office for any period as it may deem advisable, except that the offices of President and Secretary shall be filled as expeditiously as possible. None of the officers need be a Director, a Stockholder of the Corporation or a resident of the State of Delaware.
     Section 2. Appointment The Board of Directors at its first meeting after each annual meeting of the Stockholders shall appoint the President of the Corporation, and shall choose a Secretary and a Treasurer.
     Section 3. Other Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.
     Section 4. Compensation. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors, in its sole discretion.
     Section 5. Term of Office/Removal/Vacancy. The officers of the Corporation shall hold office until their successors are appointed and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of the Board of Directors. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.
PRESIDENT
     Section 6. The President shall be the chief executive officer of the Corporation, shall preside at all meetings of the Stockholders and the Board of Directors, shall be ex officio a member of all standing committees, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall have authority to designate the duties and powers of other officers and delegate special powers and duties to specified officers, so long as such designation shall not be inconsistent with the statutes, these By-Laws or action of the Board of Directors.
     Section 7. The President or his designee shall execute bonds, mortgages and other contracts in the name and on behalf of the Corporation, except where required or permitted by applicable law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.
VICE PRESIDENT
     Section 8. The Vice Presidents, if any, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
SECRETARY AND ASSISTANT SECRETARIES
     Section 9. The Secretary shall attend all meetings of the Board of Directors and all meetings of the Stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall keep a register of the address of each Stockholder, Director and committee member which shall from time to time be furnished to the Secretary by such Stockholder, Director or member and have general charge of the stock transfer books of the Corporation. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he or she shall be.
     Section 10. The assistant secretaries, if any, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
TREASURER AND ASSISTANT TREASURERS
     Section 11. The Treasurer shall have the custody of the funds and securities of the Corporation and shall keep full and accurate records of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.
     Section 12. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all the Treasurer’s transactions as Treasurer and of the financial condition of the Corporation.
     Section 13. If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office and for the restoration to the Corporation, in case of the death, resignation, retirement or removal of the Treasurer from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under the control of the Treasurer belonging to the Corporation.
     Section 14. The Assistant Treasurers, if any, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
ARTICLE VI
DIVISIONS
     Section 1. Divisions of the Corporation. The Board of Directors shall have the power to create and establish such operating divisions of the Corporation as it may from time to time deem advisable.
     Section 2. Official Positions Within a Division. The Board of Directors may from time to time establish, and abolish, official positions within the divisions into which the business and operations of the Corporation are divided and assign titles and duties to such positions. Those appointed to official positions within divisions may, but need not, be officers of the Corporation. The Board of Directors shall appoint individuals to official positions within a division and may with or without cause remove from such a position any person appointed to it. In any event, the authority incident to an official position within a division shall be limited to acts and transactions within the scope of the business and operations of such division. If the Board of Directors does not appoint individuals to official positions within a division, then the President may so appoint such individuals, whether or not they are officers of the Corporation, to, and may, with or without cause, remove them from, official positions established within a division. The President may not remove any individual appointed by the board of directors.
ARTICLE VII
CERTIFICATES OF STOCK
     Section 1. Stock Certificates. Every Stockholder shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares of capital stock of the Corporation owned by such Stockholder. If the Corporation shall be authorized to issue more than one class of stock, the designations, preferences, and relative, participating, optional or other special rights of each class and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class of stock.
     Section 2. Facsimile Signatures. Where a certificate is signed (a) by a transfer agent or an assistant transfer agent of the Corporation or (b) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be a facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.
     Section 3. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

     Section 4. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall, provided any such transfer is in compliance with any restrictions on transfer applicable to the certificate or the shares represented thereby, be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the older certificate and record the transaction upon its books.
     Section 5. Closing of Transfer Books. The Board of Directors may close the stock transfer books of the Corporation for a period not exceeding 60 days preceding the date of any meeting of Stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding 60 days in connection with obtaining the consent of Stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding 60 days preceding the date of any meeting of Stockholders, or the date for the payment of any dividends, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the Stockholders entitled to notice of, and to vote at, such meeting and any adjournment thereof, or entitled to receive payment rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such Stockholders and only such Stockholders as shall be Stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.
     Section 6. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of stock to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice hereof, except as otherwise provided by the applicable laws of the State of Delaware.
ARTICLE VIII
GENERAL PROVISIONS
     Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of applicable law, the Certificate of Incorporation or any agreement by which the Corporation is duly bound, may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of applicable law, the Certificate of Incorporation or any agreement by which the Corporation is duly bound.

     Section 2. Payment of Dividends. Before the payment of any dividend, there may be set aside out of the funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, deem proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall deem in the interests of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.
     Section 3. Checks. Except as otherwise provided in these By-Laws, all checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
     Section 4. Fiscal Year. The fiscal year of the Corporation shall be the calendar year unless another fiscal year is fixed by resolution of the Board of Directors.
     Section 5. Seal. The Corporation shall have such corporate seal as the Board of Directors may from time to time adopt as the corporate seal of the Corporation. The corporate seal of the Corporation shall be in such form as approved by the Board of Directors and may be altered at its pleasure. The corporate seal of the Corporation may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
ARTICLE IX
INSURANCE
     Section 1. Insurance. If authorized by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person to the full extent permitted by the General Corporation Law of the State of Delaware as in effect at the time of the adoption of this By-Law or as amended from time to time.
ARTICLE X
AMENDMENTS
     Section 1. Amendment. These By-Laws may be amended, altered or repealed at any regular meeting of the Stockholders or the Board of Directors or at any special meeting of the Stockholders or of the Board of Directors if notice of such alteration or repeal is contained in the notice of such special meeting.
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